                                                                    Exhibit 10.2











                                 LOAN AGREEMENT

                                   dated as of

                                  June 25, 2001

                                     between

                             STUDENT ADVANTAGE, INC.

                     The SUBSIDIARY GUARANTORS Party Hereto

                            The LENDERS Party Hereto

                                       and

                        RESERVOIR CAPITAL PARTNERS, L.P.,

                             as Administrative Agent

                                   $15,000,000
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                                TABLE OF CONTENTS

                                                                            Page


SCHEDULE I        -        Commitments
SCHEDULE II       -        Material Agreements and Liens
SCHEDULE III      -        Restrictive Agreements
SCHEDULE IV       -        Litigation
SCHEDULE V        -        Environmental Matters
SCHEDULE VI       -        Subsidiaries and Investments
SCHEDULE VII      -        Intellectual Property

EXHIBIT A  -        Form of Assignment and Acceptance
EXHIBIT B  -        Form of Security Agreement
EXHIBIT C  -        Form of Guarantee Assumption Agreement
EXHIBIT D  -        Form of Note
EXHIBIT E  -        Form of Opinion of Counsel to the Obligors

            LOAN AGREEMENT dated as of June 25, 2001, among STUDENT ADVANTAGE, INC., the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and RESERVOIR CAPITAL PARTNERS, L.P., as Administrative Agent.

            The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) make loans to it, under the guarantee of the Subsidiary Guarantors (as so defined), in an aggregate principal amount not exceeding $15,000,000 at any one time outstanding, to enable an acquisition by the Obligors (as so defined), and for other purposes. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "Accounts Payable Quotient" means, on any date of determination, the result obtained by dividing (a) the result obtained by multiplying (i) 365 by
(ii) the accounts payable of the Borrower and its Subsidiaries on such date (determined on a consolidated basis without duplication in accordance with GAAP) by (b) the aggregate cost of revenues for the Borrower and its Subsidiaries for the four consecutive fiscal quarters thereof then most recently ended (determined on a consolidated basis without duplication in accordance with GAAP).

            "Accounts Receivable Quotient" means, on any date of determination, the result obtained by dividing (a) the result obtained by multiplying (i) 365 by (ii) the aggregate accounts receivable of the Borrower and its Subsidiaries on such date (determined on a consolidated basis without duplication in accordance with GAAP) by (b) the aggregate total revenue of the Borrower and its Subsidiaries for the four consecutive fiscal quarters thereof then most recently ended (determined on a consolidated basis without duplication in accordance with GAAP).

            "Acquisition" means the acquisition contemplated by the Acquisition Agreement.

            "Acquisition Agreement" means that certain Agreement and Plan of Merger dated June 25, 2001 by and among the Borrower, Orion Acquisition Corp. and OCM Enterprises, Inc. and its stockholders.

            "Administrative Agent" means RCP, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.


                                 Loan Agreement
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                                      -2-

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments or Loans hereunder represented by the aggregate amount of such Lender's Commitments or Loans hereunder.

            "Applicable Rate" means, for any day with respect to any Loan, as the case may be, 12% per annum.

            "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Basic Documents" means, collectively, the Loan Documents and the Warrant Documents.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means Student Advantage, Inc., a Delaware corporation.

            "Borrowing" means either a Term Borrowing or a Revolving Borrowing.

            "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

            "Budget" means for the two fiscal quarters ended December 31, 2001 Cash Flow of zero and thereafter the reasonably detailed fiscal consolidated year budget of the Borrower and its Subsidiaries on a quarterly basis that has been approved in good faith by the Board of Directors of the Company; provided that the Cash Flow reflected in such budgets shall be at least $5,000,000 for 2002, $7,000,000 for 2003 and $10,000,000 for 2004.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

            "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including capitalized equipment purchases and renewals, improvements and replacements, but excluding repairs to the extent excluded from capital expenditures under GAAP), and any other assets (tangible or intangible) that are required to be capitalized during such period computed in accordance with GAAP, including development expenses related to software and product development.

                                 Loan Agreement
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                                      -3-


            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash and Cash Equivalents" means Dollars, direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof (but excluding any such obligations whose terms do not provide for payment of a fixed Dollar amount upon maturity or call for redemption) having maturities of not more than one year from the relevant date of determination, certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, and money market funds at least 95% of the assets of which constitute Cash and Cash Equivalents of the kinds described above in this definition.

            "Cash Flow" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before income taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period excluding the impact of any non-recurring, non-ordinary course, reversals of accrued expenses plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group other than Raymond V. Sozzi, Jr. (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than Raymond V. Sozzi, Jr.; or (d) the failure of Raymond V. Sozzi, Jr. to be Borrower's chief executive officer.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                                 Loan Agreement
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                                      -4-

            "Commitments" means the Term Loan Commitments and the Revolving Loan Commitments.

            "Common Stock" means the Company's authorized Common Stock, par value $.01 per share, and any stock into which such Common Stock may thereafter be changed, including any subdivisions, combinations, consolidation, splits or reclassifications thereof, and also shall include stock of the Company of any other class (including, without limitation, any future class(es) of such Common Stock), which is not preferred as to dividends or assets over any class of stock of the company.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Current Ratio" means, at any time, the ratio of (a) the current assets of the Borrower and its Subsidiaries to (b) the sum without duplication of the Revolving Loans then outstanding (whether or not treated as current under GAAP) plus the current liabilities of the Borrower and its Subsidiaries (excluding any portion thereof attributable to deferred income).

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule IV and the environmental matters disclosed in Schedule V.

            "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

            "Dollars" or "$" refers to lawful money of the United States of America.

            "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or

                                 Loan Agreement
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                                      -5-

threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers, consultants or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any wholly owned Subsidiary Guarantor or (y) any capital contribution by the Borrower or any wholly owned Subsidiary Guarantor to any wholly owned Subsidiary Guarantor.

            "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the

                                 Loan Agreement
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                                      -6-


imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Event of Default" has the meaning assigned to such term in Article VIII.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.10(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.10(a).

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such

                                 Loan Agreement
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                                      -7-


Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to
Section 6.09(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Increase in Cash Position" means, for any period of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP):

          (a) the amount of Cash and Cash Equivalents held by the Borrower and its Subsidiaries on the last day of the period minus

          (b) the amount of Cash and Cash Equivalents held by the Borrower and its Subsidiaries on the first day of the period plus

          (c) the sum of all payments of principal, interest and fees in respect of the Term Loans and Revolving Loans made thereby during such period minus

          (d) the Net Available Proceeds of all Equity Issuances and Dispositions received thereby during such period minus

          (e) the aggregate principal amount of all Term Loans and Revolving Loans received by the Borrower during such period minus

          (f) the amount of any Capital Lease Obligations entered into during such period.

                                 Loan Agreement
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                                      -8-


            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, excluding accounts payable treated as a current liability incurred in the ordinary course of business, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable treated as a current liability incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Intellectual Property" has the meaning assigned to such term in the Security Agreement.

            "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

            "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

                                 Loan Agreement

            "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "Letter Agreement" means the letter agreement between the Borrower and RCP dated June 4, 2001.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means, collectively, this Agreement and the Security Documents.

            "Loans" means the Term Loans and the Revolving Loans.

            "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Basic Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Basic Documents.

            "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

            "Maturity Date" means June 15, 2004.

            "Monthly Date" means the last Business Day of each calendar month, the first of which shall be the first such day after the date hereof, and on the Maturity Date.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Available Proceeds" means:

                                 Loan Agreement

            (a) in the case of any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (i) Net Available Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition and (y) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition) and (ii) Net Available Proceeds shall be net of any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

            (b) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

            "Non-PIK Event" means the actual Cash Flow of the Borrower for the following periods is less than 95% of the Cash Flow set forth on the Budget or Budgets for the following corresponding periods:

          Test Period(s)                      Budget Period(s)

          Three fiscal quarters ended         Three fiscal quarters ended
                 March 31, 2002                       March 31, 2002

          Four fiscal quarters ended          Four fiscal quarters ended
                 June 30, 2002                        June 30, 2002

          Three fiscal quarters ended         Three fiscal quarters ended
                 September 30, 2002                   September 30, 2002

          Four   fiscal quarters ended        Four fiscal quarters ended
                 on each subsequent                   on such fiscal quarter
                 fiscal quarter until
                 March 31, 2004

            "Notes" means, collectively, the Promissory Notes substantially in the form of Exhibit D made by the Borrower to the Lenders.

            "Obligor" means the Borrower and each Subsidiary Guarantor.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                                 Loan Agreement

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Acquisition" means any acquisition of a business which had positive Increase in Cash Position (excluding cash flow from incurrence of Indebtedness, issuance of equity or dispositions of assets other than in the ordinary course) over the four fiscal quarters ending immediately preceding the date of acquisition and is forecast to have positive Increase in Cash Position (on the same basis) after the acquisition in a forecast acceptable to the Required Lenders.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VIII; and

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable

                                 Loan Agreement
from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or from Moody's Investors Services, Inc;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Quarterly Dates" means the 15th of February, May, August and November in each year, the first of which shall be the first such day after the date hereof.

            "RCP" means Reservoir Capital Partners, L.P.

            "Register" has the meaning set forth in Section 10.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having outstanding Loans and unused Commitments representing more than 50% of the sum of the total outstanding Loans and unused Commitments at such time.

            "Restricted Payment" means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or membership interest of the Borrower or any of its Subsidiaries, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

            "Revolving Borrowing" means all Revolving Loans made on the same date.

                                 Loan Agreement

            "Revolving Loan Availability Period" means the period from and including the Effective Date to and including June 15, 2004.

            "Revolving Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make one or more Revolving Loans hereunder during the Revolving Loan Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Revolving Loans to be made by such Lender which shall be outstanding at any one time hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or 2.07(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Loan Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Loan Commitments is $5,000,000.

            "Revolving Loan Interest Payment Date" means, with respect to any Revolving Loan, each Monthly Date and the date the Revolving Loan Commitment is reduced to zero.

            "Revolving Loans" means the revolving loans made by the Lenders to the Borrower pursuant to the second sentence of Section 2.02(a).

            "Security Agreement" means a Security Agreement substantially in the form of Exhibit B between the Borrower and the Subsidiary Guarantors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

            "Security Documents" means, collectively, the Security Agreement, all Uniform Commercial Code financing statements and all other filings required by the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Agreement.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower. OCM Direct, Inc. and its Subsidiaries are Subsidiaries of the Borrower as of the date hereof.

            "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.09(a).

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                                 Loan Agreement

            "Term Borrowing" means all Term Loans made on the same date.

            "Term Loan Availability Period" means the period from and including the Effective Date to and including June 15, 2004.

            "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make one or more Term Loans hereunder during the Term Loan Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.05 or 2.07(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Term Loan Commitments is $10,000,000.

            "Term Loan Interest Payment Date" means, with respect to any Term Loan, each Quarterly Date and the Maturity Date.

            "Term Loans" means the term loans made by the Lenders to the Borrower pursuant to the first sentence of Section 2.02(a).

            "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Basic Documents to which such Obligor is intended to be a party, the borrowing of Loans and the use of the proceeds thereof and the issuance of the Warrants.

            "Volume Weighted Average Price" means, as of any date, (a) the aggregate amount of the purchase price of shares of Common Stock traded on the 10 trading days immediately prior to such date determined by adding together, with respect to each such trade on such trading days, the product of (1) the trade price as reported on the Nasdaq for each such trade and (2) the number of shares of Common Stock traded in such trade divided by (b) the total number of shares of Common Stock traded during such 10-trading day period.

            "Warrant Agreement" means the Warrant Agreement, dated as of the date hereof, among the Borrower and the Lenders.

            "Warrant Documents" means, collectively, the Warrant Agreement and the Warrants.

            "Warrants" means the warrants to be issued by the Borrower to the Lenders pursuant to the Warrant Agreement.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require,

                                 Loan Agreement
any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in
Article VII, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.


                                   ARTICLE II

                                    THE LOANS

            SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make one or more Term Loans to the Borrower during the Term Loan Availability Period in an aggregate principal amount not exceeding its Term Loan Commitment and to make one or more Revolving Loans to the Borrower during the Revolving Loan Availability Period in an aggregate principal amount at any one time outstanding not exceeding its Revolving Loan Commitment. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed. Amounts repaid in respect of Revolving Loans may be reborrowed within the limits of the respective Revolving Loan Commitments of the Lenders and subject to the terms and conditions set forth herein.

                                 Loan Agreement

            SECTION 2.02. Loans and Borrowings.

            (a) Obligations of Lenders. Each Term Loan shall be made as part of a Term Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments. Each Revolving Loan shall be made as part of a Revolving Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Minimum Amounts. Each Term Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $100,000 and each Revolving Borrowing shall be in an aggregate amount equal to $250,000 or a larger multiple of $50,000; provided that a Term Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Term Loan Commitments and a Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Loan Commitments at such time.

            SECTION 2.03. Requests for Borrowings.

            (a) Notice by the Borrower. To request a Borrowing (other than any Borrowing on the date hereof), the Borrower shall notify the Lenders and the Administrative Agent of such request in writing not later than 12:00 noon, New York City time, 15 Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower.

            (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                        (i) whether such requested Borrowing is a Term Borrowing
            or a Revolving Borrowing;

                        (ii) the aggregate amount of such requested Borrowing
            and the share of such Borrowing requested from each Lender, which share shall be determined in accordance with Section 2.02(a);

                        (iii) the date of such requested Borrowing, which, in
            the case of a Term Borrowing, shall be a Business Day during the Term Loan Availability Period and which, in the case of a Revolving Borrowing, shall be a Business Day during the Revolving Loan Availability Period; provided that the Borrower may request a Revolving Borrowing no more than two times in any one calendar month; and

                        (iv) the location and number of the Borrower's account
            to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

            SECTION 2.04. Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available

                                 Loan Agreement
funds by 12:00 noon, New York City time, to the account of the Borrower most recently designated by it for such purpose by notice to the Lenders and the Administrative Agent.

            SECTION 2.05. Termination and Reduction of the Commitments.

            (a) Scheduled Termination. Unless previously terminated, the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the last day of the Term Loan Availability Period and the Revolving Loan Commitments shall terminate at 5:00 p.m., New York City time, on the last day of the Revolving Loan Availability Period.

            (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Term Loan Commitments and/or the Revolving Loan Commitments; provided that (i) the Borrower shall not reduce or terminate the Revolving Loan Commitments if after giving effect to any concurrent prepayment of Revolving Loans in accordance with Section 2.07, the Revolving Loans outstanding would exceed the total Revolving Loan Commitments, and (ii) each reduction of the Term Loan Commitments and each reduction of the Revolving Loan Commitments pursuant to this Section shall be in an amount that is $100,000 or a larger multiple of $100,000.

            (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Lenders and the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

            (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Term Loan Commitments or the Revolving Loan Commitments shall be made ratably among the Lenders in accordance with their respective Term Loan Commitments or Revolving Loan Commitments, respectively.

            SECTION 2.06. Repayment of Loans; Evidence of Debt.

            (a) Repayment. The Borrower hereby unconditionally promises to pay to the Lenders the aggregate outstanding principal amount of the Loans on the Maturity Date.

            (b) Ratable Application of Payments. Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

            (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (d) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                                 Loan Agreement

            (e) Promissory Notes. The Borrower shall prepare, execute and deliver to each Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

            SECTION 2.07. Prepayment of Loans.

            (a) Optional Prepayments. Subject to the requirements of this Section, the Borrower shall have the right (i) from time to time, on any Business Day, to prepay any Term Borrowing in whole or in part and (ii) from time to time, not more than twice in any month, to prepay Revolving Borrowings in whole or in part. The Borrower shall make no prepayment in respect of any Loan other than as expressly permitted or required pursuant to this Section 2.07.

            (b) Mandatory Prepayments. Unless the Administrative Agent directs the Borrower to the contrary, the Borrower will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as follows:

                        (i) Equity Issuance. Upon any Equity Issuance, the
            Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 0% of the Net Available Proceeds thereof until the aggregate Net Available Proceeds of such Equity Issuance and all prior Equity Issuances exceed $5,000,000; 25% of the Net Available Proceeds of such Equity Issuance to the extent the Net Available Proceeds of such Equity Issuance, together with all prior Equity Issuances, exceed $5,000,000 and do not exceed $10,000,000; and 50% of the Net Available Proceeds of such Equity Issuance to the extent the Net Available Proceeds of such Equity Issuance, together with all prior Equity Issuances, exceed $10,000,000; such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (iii) of this paragraph.

                        (ii) Sale of Assets. Without limiting the obligation of
            the Borrower to obtain the consent of the Required Lenders pursuant to Section 7.03 to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this paragraph, shall exceed $500,000, then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (iii) of this paragraph.

                                 Loan Agreement

                           (iii) Application. Prepayments and/or reductions of Commitments pursuant to this Section 2.07(b) shall be applied in the following order: (A) to prepay Term Loans to the extent outstanding (first Term Loans representing capitalized interest and thereafter other Term Loans), and (B) to reduce and/or terminate the Revolving Loan Commitments to the extent outstanding and to the extent that after giving effect to such reduction, the total Revolving Loans outstanding would exceed the Revolving Loan Commitments, the Borrower shall prepay Revolving Loans in an amount equal to the excess.

            (c) Notices, Etc. The Borrower shall notify the Lenders and the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the Borrowing to be prepaid, the prepayment date, the principal amount of such Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. All prepayments shall be accompanied by accrued interest.

            (d) Lenders' Call Right. The Administrative Agent, on behalf of the Lenders, shall have the right, at any time at its sole discretion, by furnishing a notice to the Borrower to such effect, to require repayment by the Borrower of all Loans outstanding on the ninetieth day after the anniversary date of this Agreement next following the date on which such notice is so furnished to the Borrower and, upon the furnishing of such notice to the Borrower: (i) all Loans outstanding on such ninetieth day shall be immediately due and payable by the Borrower, together with accrued interest thereon and all fees and other amounts owing by the Borrower hereunder; (ii) all Commitments of the Lenders hereunder shall terminate on such ninetieth day; (iii) the commitment fees and facility fees in respect of the Term Loans otherwise payable under Section 2.08 shall be deemed fully paid by the Borrower in the event it pays to the Lenders on each of the respective dates such fees are due thereunder an amount equal to 25% of the amount otherwise so due on such date thereunder; and (iv) in the event the Borrower shall not have fully paid all such amounts set forth in the foregoing clause (i) above on such ninetieth day, then, notwithstanding any other provision hereof, the Borrower shall pay an additional amount equal to 1/3 of the amount payable pursuant to clause (iii), but such failure to pay the amounts set forth in clause (i) shall constitute an Event of Default only if any of such amounts remains unpaid on the date occurring thirty days following such ninetieth day (in which event, notwithstanding clause (iii) above, all fees in respect of the Term Loans under Section 2.08 shall be reinstated in full (other than to the extent previously paid) and shall be immediately due and payable together with all other amounts payable by the Borrower hereunder). If the Borrower pays all amounts pursuant to clauses (i) and (iii) before the ninetieth day, each Lender shall refund to the Borrower a portion of the fees paid to it under clause (iii) in proportion to the number of days remaining until such ninetieth day. If the Borrower pays all amounts pursuant to clauses (i), (iii) and (iv) before the 120th day, each Lender shall refund to the Borrower a portion of the amount paid to it under clause (iv) in proportion to the number of days remaining until such 120th day.

                                 Loan Agreement

            SECTION 2.08. Fees. In respect of the Term Loans, the Borrower agrees to pay to the Lenders on the date hereof and, so long as any Term Loans are then outstanding, on the first and second anniversary of the date hereof, an annual commitment fee of 2% of the amount of the Term Loans outstanding on such date (excluding capitalized interest) and an annual facility fee of 1/2 of 1% of the amount of the Term Loans outstanding on such date (excluding capitalized interest); provided, however that if the Borrower is required to prepay all or a portion of the Term Loan pursuant to Section 2.07(b) after such anniversary, then at the time of such prepayment each Lender shall refund to the Borrower an amount equal to the product of (a) the entire amount of such fee, (b) a fraction, (i) the numerator of which is the amount of such required prepayment actually paid and (ii) the denominator of which is the amount of Term Loans outstanding on such anniversary (excluding capitalized interest) and (c) a fraction (i) the numerator of which is the number of days until the next anniversary and (ii) the denominator of which is 365. In respect of the Revolving Loans, the Borrower agrees to pay to the Lenders a utilization fee on the average daily aggregate principal amount of outstanding Revolving Loans hereunder, from the date hereof to (and including) the Maturity Date, payable in arrears on the last Business Day of each calendar month prior to the date the Revolving Credit Commitment is reduced to zero, and on the date the Revolving Credit Commitment is reduced to zero, at the fixed rate per annum of 2.5%. All such fees will be payable on the dates due, in Dollars in immediately available funds, to the Lenders in proportion to their respective Term Loan Commitments or Revolving Loan Commitments, as applicable. Except as provided above, fees paid shall not be refundable under any circumstances.

            SECTION 2.09. Interest.

            (a) Loans. Each Loan shall bear interest at a rate per annum equal to the Applicable Rate.

            (b) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 14% until the end of the calendar month in which such Default shall have occurred, increased by 1% on the first day of each calendar month thereafter, until such rate shall equal 22%.

            (c) Payment of Interest. Accrued interest on each Term Loan shall be payable in arrears on each Term Loan Interest Payment Date and accrued interest on each Revolving Loan shall be payable in arrears in cash on each Revolving Loan Interest Payment Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment (except that for this purpose the interest accrued in connection with any Term Loan repaid or prepaid before the first anniversary hereof shall include all interest that would have accrued with respect to such Loan had it remained outstanding through such first anniversary). Notwithstanding the foregoing, provided that the conditions of Section 5.02 are satisfied on the applicable Term Loan Interest Payment Date, each regularly scheduled interest payment due on any Term Loan on any Term Loan Interest Payment Date (other than February 15, 2002 and the Maturity Date) shall be capitalized ratably amongst the Lenders in accordance with their

                                 Loan Agreement
respective Term Loan Commitments; provided, further that if a Non-PIK Event occurs for the fiscal quarter ended immediately prior to the applicable Term Loan Interest Payment Date, then the Administrative Agent on behalf of the Lenders may require that such interest payment not be capitalized, and the interest payment due on February 15, 2002 shall not be capitalized, in which event such interest payment shall not be capitalized but shall be paid in cash or shares of duly authorized, validly issued, fully paid and non-assessable Common Stock, at the option of the Company on notice to Lenders. In the event of such payment in Common Stock, the Company shall, within three Business Days of the Term Loan Interest Payment Date, deliver ratably to each Lender in accordance with its Term Loan Commitments certificates representing the number of shares of Common Stock determined by dividing the amount of such interest payment by 80% of the Volume Weighted Average Price as of such Term Loan Interest Payment Date. Unless on the date of delivery all such shares of Common Stock may be immediately resold by the Lenders pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission and with respect to which no stop order has been issued and remains outstanding and the prospectus remains current (in which case the shares will be said to be "Freely Transferable"), the Borrower shall pay to each Lender, on the date the shares become Freely Transferable, an amount in cash for each share delivered to such Lender equal to the amount, if any, by which the Volume Weighted Average Price on the date of delivery is more than the Volume Weighted Average Price on the date the shares become Freely Transferable, provided that if the shares have not become Freely Transferable by the 60th day after the Term Loan Interest Payment Date, the Borrower shall pay each Lender in cash an amount equal to the interest due on that Term Loan Interest Payment Date plus interest on such amount as provided by paragraph (b) of this Section 2.09, and the Lender shall surrender the shares to the Borrower. In the event of such capitalization, the applicable interest payment shall, from the date of the applicable Term Loan Interest Payment Date, be deemed to be a Term Loan made by the Lenders hereunder, provided that such Term Loan shall increase the Term Loan Commitments of the Lenders by the amount thereof. The Borrower may elect to make any such interest payment due on such Term Loan Interest Payment Date in cash upon irrevocable written notice to the Lenders and the Administrative Agent, such notice to be given no later than five Business Days prior to the applicable Term Loan Interest Payment Date. On each Revolving Loan Interest Payment Date, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth reasonably detailed calculations of the interest paid on such date.

            (d) Computation. All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.10. Taxes.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to

                                 Loan Agreement
the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            SECTION 2.11. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

            (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.10, or otherwise) or under any other Basic Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to each Lender at its office (or directly to such Lender's bank or other financial institution) designated to the Borrower from time to time by such Lender, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.10 and 10.03, which shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon

                                 Loan Agreement
shall be payable for the period of such extension. All payments hereunder or under any other Basic Document (except to the extent otherwise provided therein) shall be made in Dollars.

            (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Lenders to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each Borrowing shall be allocated among the Lenders, and each termination or reduction of the amount of the Term Loan Commitments or the Revolving Loan Commitments under Section
2.05 shall be applied to the respective Term Loan Commitments or Revolving Loan Commitments, as applicable, of the Lenders, pro rata according to the amounts of their respective Term Loan Commitments or Revolving Loan Commitments, as applicable; (ii) each payment or prepayment of principal of Term Loans or Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans or Revolving Loans, as applicable, held by them; and (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans or Revolving Loans, as applicable, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans or Revolving Loans, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans or Revolving Loans, as applicable; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                                 Loan Agreement

            SECTION 2.12. Mitigation Obligations; Replacement of Lenders.

            (a) Designation of a Different Lending Office. If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.10, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.10, such assignment will result in a reduction in such payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                                    GUARANTEE

            SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will

                                 Loan Agreement
promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                        (i) at any time or from time to time, without notice to
            the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                        (ii) any of the acts mentioned in any of the provisions
            of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                        (iii) the maturity of any of the Guaranteed Obligations
            shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                        (iv) any lien or security interest granted to, or in
            favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

            The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or

                                 Loan Agreement
must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            SECTION 3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

            SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this

                                 Loan Agreement

Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or membership interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined
(A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lenders that, taking into account the Acquisition:

            SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the

                                 Loan Agreement
jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, subject to the accuracy of the representations of the Lenders in Section 2.03 of the Warrant Agreement, except for (i) such as have been obtained or made and are in full force and effect and
(ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            SECTION 4.04. Financial Condition; No Material Adverse Change.

            (a) Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2000, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2001, certified by the chief financial officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.

            (b) No Material Adverse Change. Since December 31, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

            SECTION 4.05. Properties.

                                 Loan Agreement

            (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Intellectual Property.

                        (i) The Borrower and each of its Subsidiaries has all
            right, title and interest in or a valid and binding right to use all Intellectual Property used by it in the conduct of its business, and no other intellectual property is necessary in the conduct of such business, other than failures that in the aggregate are not material.

                        (ii) All registrations with and applications to
            Governmental Authorities in respect of the Intellectual Property are valid and in full force and effect except for failures to be so that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                        (iii) [reserved]

                        (iv) The Borrower and each of its Subsidiaries have
            taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets.

                        (v) Neither the Borrower nor any of its Subsidiaries is,
            or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any contract to use its material Intellectual Property.

                        (vi) To the knowledge of the Borrower or any of its
            Subsidiaries, no material Intellectual Property is being infringed by any other Person except as set forth in Schedule VII.

                        (vii) Neither the Borrower nor any of its Subsidiaries
            has received notice that the Borrower or any Subsidiary is materially infringing any intellectual property of any other Person, no claim is pending or, to the knowledge of the Borrower, has been made to such effect that has not been resolved and neither the Borrower nor any of its Subsidiaries is materially infringing any intellectual property of any other Person.

            SECTION 4.06. Litigation and Environmental Matters.

            (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                                 Loan Agreement

            (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            (c) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 4.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 4.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 4.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial

                                 Loan Agreement
statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Basic Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 4.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

            SECTION 4.13. Material Agreements and Liens.

            (a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000.

            Each material agreement of the Company is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto except where failures to be so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Borrower, any Subsidiary nor, to the knowledge of the Borrower, any other party to such agreement is, or has received notice that it is, in violation or breach of or default under any such agreement (or with notice or lapse of time or both would be in violation or breach of or default under any such agreement) in any material respect.

            (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

            SECTION 4.14. Capitalization. The authorized capital stock of the Borrower consists of (a) 150,000,000 shares of common stock of which 44,794,261 shares were duly and validly issued and outstanding as of the close of business on the date immediately preceding the date hereof, and no shares are held in the Buyer's treasury and (b) 5,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued or outstanding as of the date of this Agreement. Each outstanding share of capital stock of the Borrower is fully paid and nonassessable. As of the date hereof, except for (1) 298,870 shares subject to repurchase rights, (2) 6,402,067 employee stock options which are currently outstanding, (3) warrants for the

                                 Loan Agreement
purchase of up to 5,370,000 shares, (4) obligations to issue options (and the corresponding shares) to purchase up to 133,334 shares as required under Section 4.8(c) of the Acquisition Agreement, (5) obligations to issue up to 125,000 shares pursuant to employment agreements entered into in connection with the transaction contemplated by the Acquisition Agreement, and (6) options and rights to purchase Common Stock under the employee stock purchase plans in effect on the date hereof, (x) there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

            SECTION 4.15. Subsidiaries and Investments.

            (a) Subsidiaries. Set forth in Part A of Schedule VI is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule VI, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule VI, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Investments. Set forth in Part B of Schedule VI is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule VI and other than Investments of the types referred to in clauses
(b), (c), (d) and (e) of Section 7.05) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VI, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

            (c) Restrictions on Subsidiaries. Except as disclosed in Schedule III, none of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.08, after giving effect to the proviso thereto.

            SECTION 4.16. SEC Reports. The Borrower delivered to RCP, or RCP has had access thereto via EDGAR, prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission since January 1, 1999 (as such documents have since the time of their filing been amended or supplemented, the "SEC Reports"), which are all the documents (other than preliminary material) that the Borrower and

                                 Loan Agreement
its Subsidiaries were required to file with the Securities and Exchange Commission since such date. As of their respective dates, the SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            SECTION 4.17. Customers and Suppliers. Except as disclosed in SEC Reports filed before the date of this Agreement or otherwise disclosed to the Lenders (provided that any such disclosure after the date thereof shall be in writing), no customers or suppliers representing in the aggregate more than 5% of the Borrower's and its Subsidiaries (taken as a whole) sales or purchased has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Borrower and the Subsidiaries since December 31, 2000, unless the sales or purchases from such customers or suppliers have been replaced by sales or purchases from similarly situated customers or suppliers, or to the knowledge of the Borrower, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in SEC Reports filed before the date of this Agreement, to the knowledge of the Borrower, no such customer or supplier is threatened with bankruptcy or insolvency.

            SECTION 4.18. Acquisition Consideration. The total amount of cash consideration to be payable by the Borrower under the Acquisition Agreement will not exceed $8,900,000, of which $8,000,000 will be payable at closing and the remainder is contingent consideration which will be payable following the earn-out period described in Section 1.9 of the Acquisition Agreement. The maximum number of shares of Common Stock to be issued as consideration under the Acquisition Agreement will not exceed 5,183,334 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock after the closing of the Acquisition Agreement), excluding options to be issued to employees of the target company.


                                    ARTICLE V

                                   CONDITIONS

            SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

                        (a) Executed Counterparts. From each party hereto either
            (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                                 Loan Agreement

                        (b) Opinion of Counsel to the Obligors. A favorable
            written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Hale and Dorr LLP, counsel for the Obligors, substantially in the form of Exhibit E, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                        (c) [Reserved].

                        (d) Documents. Such documents and certificates as the
            Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                        (e) Officer's Certificate. A certificate, dated the
            Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

                        (f) Security Agreement. The Security Agreement, duly
            executed and delivered by the Borrower and the Subsidiary Guarantors and the Administrative Agent and the certificates identified under the name of such Obligor in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, the Borrower and the Subsidiary Guarantors shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

                        (g) Warrant Agreement and Warrants. The Warrant
            Agreement and a side letter relating to certain matters thereunder duly executed and delivered by the Borrower and the Lenders, together with evidence that the Warrants have been properly issued in accordance with the terms of the Warrant Agreement.

                        (h) Notes. The Notes, duly executed and delivered by the
            Borrower (if requested by the applicable Lender, or by the Administrative Agent on behalf of such Lender).

                        (i) Termination of Existing Revolving Facility. Such
            documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the termination of the existing revolving loan facility, and related security interests granted by, OCM Enterprises, Inc. and its subsidiaries.

                        (j) Other Documents. Such other documents as the
            Administrative Agent or any Lender or special New York counsel to RCP may reasonably request.

                                 Loan Agreement

            The obligation of each Lender to make its initial Loan hereunder is also subject to the payment or delivery by the Borrower of such consideration as the Borrower shall have agreed to pay or deliver to any Lender or an affiliate thereof or the Administrative Agent in connection herewith, including pursuant to the Letter Agreement, and including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to RCP, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the Loans hereunder, to the extent that statements for such fees and expenses have been delivered to the Borrower.

            The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on the date that the Availability Period terminates (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 5.02. Each Credit Event. The obligation of each Lender to make any Loan is additionally subject to the satisfaction of the following conditions:

            (a) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Basic Documents to which it is a party, shall be true and correct on and as of the date of such Loan (provided, that any representations and warranties made on or deemed to be made subsequent to the date of this Agreement that specifically relate to an earlier date shall be true and correct on and as of such earlier date); and

            (b) at the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

            Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

            SECTION 5.03. Additional Conditions. The obligation of each Lender to make Loans is additionally subject to the satisfaction of the following conditions:

            (a) the Administrative Agent shall have received evidence (in form and substance satisfactory to the Administrative Agent) that the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement (except for any modifications, supplements or waivers thereof, or written consents or determinations made by the parties thereto, that shall be satisfactory to the Required Lenders), and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing of the Acquisition pursuant to the Acquisition Agreement; and

            (b) the Administrative Agent shall have received copies of any legal opinions delivered to the Borrower pursuant to the Acquisition Agreement in connection with such

                                 Loan Agreement

            Acquisition, together with a letter from each Person delivering such opinion (or authorization within such opinion) authorizing reliance thereon by the Administrative Agent and the Lenders, it being understood that the Borrower shall request counsel for the respective seller to deliver such a reliance letter and that all such documents shall be in form and substance satisfactory to the Administrative Agent.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                        Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                        SECTION 6.01. Financial Statements and Other Information The Borrower will furnish to the Administrative Agent and each Lender:

                        (a) within 90 days after the end of each fiscal year of
            the Borrower, (i) the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a statement of such accountants to the effect that, in making the examination necessary for their opinions, nothing came to their attention that caused them to believe that the Borrower was not in compliance with this Agreement, and (ii) a reasonably detailed management discussion and analysis of the statements described in the foregoing clause (i);

                        (b) as soon as practicable, and in any event within 45
            days after the end of each of the first eleven calendar months of each fiscal year of the Borrower, (i) the financial information package regularly provided to management, including the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and
            (ii) a reasonably detailed management discussion and analysis of the statements described in the foregoing clause (i); provided, that if statements of cash

                                 Loan Agreement
            flow or stockholders' equity and/or management discussion and analysis are not prepared on a monthly basis, such statements of stockholders' equity and/or management discussion and analysis, as applicable, shall be required only at the end of each such calendar month that is also the end of a fiscal quarter and the Borrower shall provide at the end of the other months a summary of the sources and uses of cash for the period or the equivalent; provided, further, that in place of an income statement for months other than the last month in a calendar quarter, the Borrower may provide a summarized schedule of revenue by business unit and a schedule of expenses compared to budget by department.

                        (c) concurrently with any delivery of the information
            set forth under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.02, 7.05 and 7.10, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                        (d) (i) at least 30 days prior to the end of each fiscal
            year, a preliminary Budget for the succeeding fiscal year and within 30 days after the beginning of such fiscal year, a Budget for such fiscal year (which for purposes of this Agreement cannot thereafter be changed), and (ii) within 45 days of the end of each calendar month, a statement setting forth "budgeted versus actual" performance during the then elapsed portion of the fiscal year relating to the applicable Budget described in the foregoing clause
            (i), together with a reasonably detailed management discussion and analysis of the variances set forth therein;

                        (e) promptly after the same become publicly available,
            copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally or to holders of Indebtedness, as the case may be;

                        (f) as soon as practicable after determining to proceed
            with, and in any event at least 15 days before consummating any proposed Permitted Acquisition, the details thereof, including a reasonably detailed forecast for the business to be acquired for the periods following the acquisition;

                        (g) within five Business Days after any of the dates
            specified in paragraphs (f) or (g) of Section 7.10, the Borrower's Cash and Cash Equivalents as of such date; and

                        (h) promptly following any request therefor, such other
            information regarding the operations, business affairs and financial condition of the Borrower or any of its

                                 Loan Agreement

            Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

                        SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                        (a) the occurrence of any Default;

                        (b) the filing or commencement of any action, suit or
            proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                        (c) the occurrence of any ERISA Event that, alone or
            together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000; and

                        (d) any other development that results in, or could
            reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                        SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 7.03.

                        SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                        SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                        SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true

                                 Loan Agreement
and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 6.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.08. Use of Proceeds. The proceeds of the Loans will be used solely to (a) fund the Acquisition and (b) for working capital purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

            SECTION 6.09. Certain Obligations Respecting Subsidiaries; Further Assurances.

            (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to

                        (i) become a "Subsidiary Guarantor" hereunder, and a
            "Securing Party" under the Security Agreement pursuant to a Guarantee Assumption Agreement,

                        (ii) cause such Subsidiary to take such action
            (including delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and

                        (iii) deliver such proof of corporate action, incumbency
            of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section
            5.01 on the Effective Date or as the Administrative Agent shall have requested.

            (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly-owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action

                                 Loan Agreement
as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

            (c) Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

            Without limiting the generality of the foregoing, the Borrower will, and will cause each other Obligor to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Lenders, perfected security interests and Liens in substantially all of the property of such Obligor as collateral security for its obligations hereunder; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that :

            SECTION 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness created hereunder;

            (b) Indebtedness existing on the date hereof that is disclosed as required in Section 4.13(a);

            (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

            (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

            (e) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; and

                                 Loan Agreement

            (f) Indebtedness of the Borrower or any Subsidiary as an account party in respect of letters of credit in respect of obligations described in clause (d) of the definition of Permitted Encumbrances.

            SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Liens created pursuant to the Security Documents;

            (b) Permitted Encumbrances;

            (c) Liens in existence on the date hereof that are disclosed as required by Section 4.13(b);

            (d) The interests of licensees under licenses granted in the ordinary course of business; and

            (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary except proceeds of such property or assets.

            SECTION 7.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for the Acquisition, purchases of inventory and other property to be sold or used in the ordinary course of business, Investments (including Permitted Acquisitions) permitted under Section 7.05(f) and Capital Expenditures that comply with
Section 7.10(c). The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $500,000 and (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms).

            Notwithstanding the foregoing provisions of this Section:

            (a) any Subsidiary of the Borrower other than OCM Direct, Inc. or any of its Subsidiaries may be merged or consolidated with or into any other such Subsidiary or

                                 Loan Agreement
            into the Borrower; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation; and

                        (b) the capital stock of any Subsidiary of the Borrower
            may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary of the Borrower.

                        SECTION 7.04. Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and business reasonably related thereto.

                        SECTION 7.05. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                        (a) Investments outstanding on the date hereof and
            identified in Part B of Schedule VI;

                        (b) operating deposit accounts with banks;

                        (c) Permitted Investments;

                        (d) Investments by the Borrower and its Subsidiaries in
            the Borrower and the Subsidiary Guarantors, including the Acquisition;

                        (e) Investments consisting of security deposits with
            utilities and other like Persons made in the ordinary course of business (which shall include, without limitation, security deposits and guarantees in respect of real property leases of the Borrower or its Subsidiaries made in the ordinary course of business) and existing on the date hereof or made in the future in any amount not in excess of $500,000 in the aggregate; and

                        (f) (i) additional strategic venture capital Investments
            up to but not exceeding $1,000,000 in the aggregate outstanding at any time (for this purpose, an Investment shall be deemed outstanding in the original amount thereof except to the extent the Company or a Subsidiary has received cash proceeds from such Investment) and (ii) Permitted Acquisitions not involving in the aggregate cash consideration in any twelve-month period in excess of $2,000,000, provided that the aggregate of Investments outstanding under clause (i) and cash consideration involved in Permitted Investments during the preceding twelve months may not exceed $2,000,000.

                        SECTION 7.06. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (A) that the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (B) the Borrower may make Restricted Payments of the type described in clause (ii) of such definition pursuant to and in accordance with stock option plans and other benefit plans existing on the date hereof for directors, management, officers, employees or consultants, but only to the extent such Restricted

                                 Loan Agreement

Payment arises out of a termination of such Person's employment or relationship with the Borrower and its Subsidiaries and only in an aggregate amount of $500,000 or less.

            Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any Subsidiary Guarantor.

            SECTION 7.07. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiary Guarantors not involving any other Affiliate and (c) any Restricted Payment permitted by Section 7.06.

            SECTION 7.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that:

                        (i) the foregoing shall not apply to (w) customary
            non-assignment provisions contained in licenses and leases and other commercial contracts entered into in the ordinary course of business consistent with past practice, (x) restrictions and conditions imposed by law or by this Agreement, (y) restrictions and conditions existing on the date hereof identified on Schedule III (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and

                        (ii) clause (a) of the foregoing shall not apply to (x)
            restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and the proceeds thereof and (y) customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 7.09. [Reserved]

            SECTION 7.10. Certain Financial Covenants. (a) Cash Flow. The Borrower will not permit the Cash Flow for the following periods to be less than the lesser of (i) 80% of the Cash Flow set forth on the Budget or Budgets for the following corresponding periods or (ii) the Cash Flow set forth on such Budgets less $1,000,000:

          Test Period                                   Budget Period(s)

                                 Loan Agreement

         Two fiscal quarters ended            Two fiscal quarters ended
                  December 31, 2001                    December 31, 2001

         Three fiscal quarters ended          Three fiscal quarters ended
                  March 31, 2002                       March 31, 2002

         Four fiscal quarters ended           Four fiscal quarters ended
                  June 30, 2002                        June 30, 2002

         Three fiscal quarters ended          Three fiscal quarters ended
                  September 30, 2002                   September 30, 2002

         Four fiscal quarters ended           Four fiscal quarters ended
                  on each subsequent                   on such fiscal quarter
                  fiscal quarter until
                  March 31, 2004

            (b) Current Ratio. The Borrower will not permit the Current Ratio to be less than 1.0.

            (c) Capital Expenditures. The Borrower will not permit Capital Expenditures for any fiscal year to exceed $4,000,000.

            (d) Accounts Receivable Quotient. The Borrower will not permit the Accounts Receivable Quotient at any fiscal quarter end to exceed 75.

            (e) Accounts Payable Quotient. The Borrower will not permit the Accounts Payable Quotient at any fiscal quarter end to exceed the greater of (i) 45 plus the Accounts Receivable Quotient and (ii) 90.

            (f) Change in Cash Position. The Borrower will not permit the Increase in Cash Position for the following periods of fiscal quarter(s) ending on or nearest to the following respective dates to be less than the following respective amounts:

       Period/Date                               Amount


       One fiscal quarter
                September 30, 2001                   $2,000,000

       Four fiscal quarters
                September 30, 2002                   $3,000,000

                September 30, 2003                   $3,000,000

            (g) Cash. At March 31, 2002, Cash and Cash Equivalents of the Borrower shall exceed either (i) $3,000,000, or (ii) $1,500,000 (in which case
(y) current assets of the Borrower at such date must exceed current liabilities of the Borrower by at least $4,000,000, and

                                 Loan Agreement

(z) the Borrower must realize by April 30, 2002 at least $1,500,000 in Cash and Cash Equivalents from current assets at March 31, 2002, and on April 30, 2002, current assets of the Borrower must exceed current liabilities by at least $4,000,000).

                  SECTION 7.11. [Reserved]

                  SECTION 7.12. Modifications of Certain Documents. The Borrower will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to the Acquisition without the prior consent of the Administrative Agent (with the approval of the Required Lenders which shall not be unreasonably withheld).


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of or interest (other than interest capitalized on such date as permitted by Section 2.09(c) and other than as expressly provided in Section 2.07(d)(iv)) on any Loan or any fee or other amount payable under this Agreement or under any other Basic Document when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Basic Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect (individually or in the aggregate) when made or deemed made; or any representation or warranty made by the seller or any of the shareholders pursuant to the Acquisition Agreement shall prove to have been false or misleading as of the time made in any respect except for those which in the aggregate do not have a Material Adverse Effect on the Borrower;

                  (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the Borrower's existence or that of OCM Enterprises Inc.),
         6.08 or 6.09 or in Article VII or any Obligor shall default in the performance of any of its obligations contained in Section 4.02 or 5.02 of the Security Agreement;

                  (d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (c) of this Article) or any other Basic Document and such failure shall continue unremedied for a period of 30 or more days after written notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                                 Loan Agreement

                  (e) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (i) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

                  (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders (which determination by the Required Lenders shall be reasonable and made in

                                 Loan Agreement
         good faith), when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (l)    a Change in Control shall occur; or

                  (m) except for failures to be perfected that are not in the aggregate material, the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral (as defined in the Security Agreement) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

then, and in every such event (other than an event with respect to any Obligor described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon (computed in the manner specified in the first sentence of Section 2.09(c)) and all other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon (computed in the manner specified in the first sentence of Section 2.09(c)) and all other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept

                                 Loan Agreement
deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                                 Loan Agreement

         The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

                                 Loan Agreement

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to the Borrower or any Subsidiary Guarantor, to it at 280 Summer Street, Suite 300, Boston, Massachusetts 02210 Attn: Chief Financial Officer, Telephone (617) 880-1706, Telecopy (603) 737-9778, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attn:
    Mitchel Appelbaum, Telephone: (617) 526-6000; Telecopy: (617) 526-5000;

         (b) if to the Administrative Agent, to Reservoir Capital Partners, L.P., 650 Madison Avenue, New York, NY 10022, Attention of Craig Huff (Telecopy No. 212-610-9020; Telephone No. 212-610-9000); and

         (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Any notice provided by telecopy shall be followed by a copy sent by any of the other methods under this Section.

         SECTION 10.02. Waivers; Amendments.

         (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered

                                 Loan Agreement
into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                  (i) increase the Term Loan Commitment or the Revolving Loan Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fee hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) change Section 2.11(d) without the consent of each Lender affected thereby,

                  (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

                  (vi) release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Article III without the written consent of each Lender; and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) that any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, and any Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and any Lender, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein. If a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent or any Lender in bringing an enforcement action or other proceeding as specified in clause (ii) of this paragraph was guilty of gross

                                 Loan Agreement
negligence or willful misconduct, then such Person shall reimburse the Company for all costs and expenses which it paid such Person under clause (ii).

         (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

         (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

         (e) Payments. All amounts due under this Section shall be payable not later than five days after written demand therefor.

         SECTION 10.04. Successors and Assigns.

         (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in

                                 Loan Agreement
this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                  (i) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender, the Administrative Agent (and, only during such time that at least a portion of the Commitments remains available, the Borrower) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld),

                  (ii) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

                  (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500 (unless such fee is waived by the Administrative Agent in its sole discretion), and

                  (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (g) or
(h) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                                 Loan Agreement

         (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

         (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.10 unless the Borrower is notified of the participation sold to such Participant and

                                 Loan Agreement
such Participant agrees, for the benefit of the Borrower, to comply with Section 2.10(e) and 2.12(b) as though it were a Lender.

         (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

         SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.10, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality

                                 Loan Agreement
and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.09. Governing Law; Jurisdiction; Etc.

         (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

         (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING

                                 Loan Agreement

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. Treatment of Certain Information; Confidentiality.

         (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         (b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, (ii) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (iii) to the extent requested by any regulatory authority, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (v) to any other party to this Agreement, (vi) in connection with the exercise of any remedies hereunder or under any other Basic Document or any suit, action or proceeding relating to this Agreement or any other Basic Document or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (viii) with the consent of the Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to

                                 Loan Agreement
disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential; and provided, further, that information provided to the Representatives (as defined in the Warrant Agreement) at or in connection with any meeting of the Board of Directors of the Borrower need not be identified as confidential, and provided, further, that information need not be identified as confidential at the time of delivery to the extent the Borrower by delivery of a written notice to the Lenders has designated specific categories of information, including such information, as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. Representations of the Lenders. Each Lender represents that it is acquiring the Loans for its own account and not with a view to the distribution thereof, provided that the disposition of such Lender's property shall at all times be within its control. Each Lender understands that the Loans have not been registered under the Securities Act of 1933, as amended from time to time (the "Securities Act"), and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and the Borrower is not required to register such Loans. Each Lender represents that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                            [Signature pages follow.]




                                 Loan Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     STUDENT ADVANTAGE, INC.



                                     By:  /s/ Raymond V. Sozzi, Jr.
                                     _________________________________
                                     Name:  Raymond V. Sozzi, Jr.
                                     Title:    President



                      Opinion of Counsel to the Obligors

                                       SUBSIDIARY GUARANTORS


                                       COLLEGE411.COM, INC.


                                       By: /s/ Raymond V. Sozzi, Jr.
                                               ---------------------
                                          Name:  Raymond V. Sozzi, Jr.
                                          Title: President


                                       STUDENT ADVANTAGE SECURITIES CORPORATION


                                       By: /s/ Raymond V. Sozzi, Jr.
                                           -------------------------
                                          Name:  Raymond V. Sozzi, Jr.
                                          Title: President


                                       eSTUDENT LOAN, INC.


                                       By: /s/ Raymond V. Sozzi, Jr.
                                           -------------------------
                                          Name:  Raymond V. Sozzi, Jr.
                                          Title: President


                                       SCHOLARAID.COM, INC.


                                       By: /s/ Raymond V. Sozzi, Jr.
                                           -------------------------
                                          Name:  Raymond V. Sozzi, Jr.
                                          Title: President


                                       OCM DIRECT, INC.


                                       By: /s/ Raymond V. Sozzi, Jr.
                                           -------------------------
                                          Name:  Raymond V. Sozzi, Jr.
                                          Title: President

                                 Loan Agreement

                                       COLLEGIATE CARPETS, INC.


                                       By: /s/ Raymond V. Sozzi, Jr.
                                           -------------------------
                                          Name:  Raymond V. Sozzi, Jr.
                                          Title: President



                                 Loan Agreement

                                     LENDERS


                                       RESERVOIR CAPITAL PARTNERS, L.P.,
                                            individually and as Administrative
                                            Agent

                                       By:    Reservoir Capital Group, L.L.C.,
                                              General Partner

                                              By:  /s/ Craig Huff
                                                   -----------------------
                                                 Name: Craig Huff
                                                 Title: Managing Director


                                       RESERVOIR CAPITAL ASSOCIATES L.P.

                                       By:    Reservoir Capital Group, L.L.C.,
                                              General Partner

                                              By:  /s/ Craig Huff
                                                   -----------------------
                                                 Name: Craig Huff
                                                 Title: Managing Director


                                       RESERVOIR CAPITAL MASTER FUND, L.P.

                                       By:    Reservoir Capital Group, L.L.C.,
                                              General Partner

                                              By:  /s/ Craig Huff
                                                   -----------------------
                                                 Name: Craig Huff
                                                 Title: Managing Director




[The following schedules and exhibits to this Loan Agreement have been omitted and will be provided to the Commission upon request to the Company:

SCHEDULE I        -        Commitments
SCHEDULE II       -        Material Agreements and Liens
SCHEDULE III      -        Restrictive Agreements
SCHEDULE IV       -        Litigation
SCHEDULE V        -        Environmental Matters



                                 Loan Agreement

SCHEDULE VI       -        Subsidiaries and Investments
SCHEDULE VII      -        Intellectual Property
EXHIBIT B         -        Form of Security Agreement
EXHIBIT E         -        Form of Opinion of Counsel to the Obligors]


                                 Loan Agreement

                                                                       EXHIBIT A

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Loan Agreement dated as of June 25, 2001 (as amended and in effect on the date hereof, the "LOAN AGREEMENT"), between Student Advantage, Inc., the Subsidiary Guarantors party thereto, the Lenders named therein and Reservoir Capital Partners, L.P., as Administrative Agent for the Lenders. Terms defined in the Loan Agreement are used herein with the same meanings.

     The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Loan Agreement, including the interests set forth below in the Term Loan Commitment and the Revolving Loan Commitment of the Assignor on the Assignment Date and the Term Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Loan Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.10(e) of the Loan Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Loan Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Loan Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.



                           ASSIGNMENT AND ACCEPTANCE

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("ASSIGNMENT DATE")(1):

                                                               PRINCIPAL AMOUNT
FACILITY                                                           ASSIGNED
--------                                                       -----------------

Term Loan Commitment Assigned:                                  $

Revolving Loan Commitment Assigned:                             $

Term Loans:

Revolving Loans:

Fees Assigned (if any):

The terms set forth above and below are hereby agreed to:

                                           [NAME OF ASSIGNOR]      , as Assignor
                                           ------------------------


                                           By:
                                              --------------------------------
                                              Name:
                                              Title:


                                           [NAME OF ASSIGNEE]      , as Assignor
                                           ------------------------


                                           By:
                                              --------------------------------
                                              Name:
                                              Title:






---------------------------

(1) Must be at least five Business Days after execution hereof by all required parties.


                           ASSIGNMENT AND ACCEPTANCE

The undersigned hereby consent to the within assignment:(2)


STUDENT ADVANTAGE, INC.


By:
   ---------------------------------
   Name:
   Title:


RESERVOIR CAPITAL PARTNERS, L.P.,
   as Administrative Agent

By:  Reservoir Capital Group, L.L.C.,
     General Partner Name:


     By
       ------------------------------
       Name:
       Title:







------------------------------

(2) Consents to be included to the extent required by Section 10.04(b) of the Loan Agreement.

                           ASSIGNMENT AND ACCEPTANCE

                                                                       EXHIBIT B


                          [Form of Security Agreement]












                               SECURITY AGREEMENT

                                                                       EXHIBIT C


                    [Form of Guarantee Assumption Agreement]

                         GUARANTEE ASSUMPTION AGREEMENT

     GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ corporation (the "ADDITIONAL SUBSIDIARY GUARANTOR"), in favor of Reservoir Capital Partners, L.P., as administrative agent for the lenders or other financial institutions or entities party as "Lenders" to the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

     Student Advantage, Inc., a Delaware corporation, the Subsidiary Guarantors referred to therein, the Lenders referred to therein and the Administrative Agent are parties to a Loan Agreement dated as of June 25, 2001 (as modified and supplemented and in effect from time to time, the "LOAN AGREEMENT").

     Pursuant to Section 6.09(a) of the Loan Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Loan Agreement, and a "Debtor" for all purposes of the Security Agreement (and hereby supplements Annexes 1 through __ to said Security Agreement as specified in Appendix A). Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3.01 of the Loan Agreement) in the same manner and to the same extent as is provided in Article III of the Loan Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Loan Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Basic Documents included reference to this Agreement.

     The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.09(a) of the Loan Agreement to the Lenders and the Administrative Agent.



                         GUARANTEE ASSUMPTION AGREEMENT

     IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                         [NAME OF ADDITIONAL SUBSIDIARY
                                         GUARANTOR]


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:


Accepted and agreed:

RESERVOIR CAPITAL PARTNERS, L.P., as
    Administrative Agent

By:  Reservoir Capital Group, L.L.C.,
     General Partner

     By
       --------------------------------------
       Name:
       Title:







                         GUARANTEE ASSUMPTION AGREEMENT

                                                                      Appendix A

                SUPPLEMENT[S] TO ANNEX[ES] TO SECURITY AGREEMENT

SUPPLEMENT TO ANNEX 1:

                  [to be completed]

SUPPLEMENT TO ANNEX 2:

                  [to be completed]

SUPPLEMENT TO ANNEX 3:

                  [to be completed]

SUPPLEMENT TO ANNEX 4:

                  [to be completed]

SUPPLEMENT TO ANNEX 5:

                  [to be completed]

SUPPLEMENT TO ANNEX 6:

                  [to be completed]





                  APPENDIX A TO GUARANTEE ASSUMPTION AGREEMENT

                                                                       EXHIBIT D

                                 [Form of Note]

                                 PROMISSORY NOTE

                                                              New York, New York
                                                                   June 15, 2001

     For value received, STUDENT ADVANTAGE, INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of __________________ (the "LENDER") the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Loan Agreement referred to below on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates, at the rate or rates and in the manner provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States of America and in immediately available funds at the office specified from time to time by the Lender to the Borrower in accordance with the Loan Agreement.

     All Loans made by the Lender and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

     This Promissory Note is one of the Notes referred to in the Loan Agreement dated as of June 25, 2001 (as the same shall be modified and supplemented and in effect from time to time, the "LOAN AGREEMENT"), among the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and Reservoir Capital Partners, L.P., as Administrative Agent. Terms used but not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the prepayment, the acceleration of the maturity and the limitations on the transferability of this Promissory Note. Reference is made to the Security Agreement and the pledge made by the Borrower and the Subsidiary Guarantors therein securing, among other things, the obligations of the Borrower hereunder. This Promissory Note shall be construed in accordance with and governed by the law of the State of New York.

                                         STUDENT ADVANTAGE, INC.

                                         By
                                           --------------------------------
                                           Name:  Raymond V. Sozzi, Jr.
                                           Title:    President


                                      NOTE

                         LOANS AND PAYMENTS OF PRINCIPAL

-------------------------------------------------------------------------------------------------------------------
                            Type of Loan                                  Amount of Principal
       Date             (Term or Revolving)          Amount of Loan              Repaid          Notation Made By
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------




                                      NOTE

                                                                       EXHIBIT E

                      [Opinion of Counsel to the Obligors]

                                [to be supplied]











                       OPINION OF COUNSEL TO THE OBLIGORS